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                                                               EXHIBIT 99.10.A



                                  April 14, 2000



United Investors Life Insurance Company
2001 Third Avenue South
Birmingham, AL 35233

Re:     United Investors RetireMAP Variable Account
        Form N-4 File No. 333-12507

Gentlemen:

   We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 filed by United Investors Life Insurance Company for certain variable annuity policies (File No. 333-12507). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                 Very truly yours,

                                 SUTHERLAND ASBILL & BRENNAN LLP


                                 By: /s/ Frederick R. Bellamy
                                     ------------------------
                                      Frederick R. Bellamy

FRB:dk